Exhibit 3.11

State of Arizona

Filed: May 29, 2001

File No. 0990747-3

Appr: Mindy Robinson

Date Appr: 05-29-2001

ARTICLES OF INCORPORATION

OF

BURLINGTON COAT FACTORY OF MESA, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Arizona, do hereby set forth as follows:

FIRST: The name of the corporation is Burlington Coat Factory of Mesa, Inc.

SECOND: The address of the initial registered and principal office of this corporation in this State is c/o United Corporate Services, Inc., 2338 W. Royal Palm Road, Suite J, City of Phoenix, County of Maricopa, Arizona 85021-9339 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Arizona.

Without limiting the scope and generality of the foregoing, the corporation may engage in the following activities:

To own and operate a department store.

FOURTH: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	1,000	$1.00

FIFTH: The affairs of the corporation shall be conducted by a Board of Directors consisting of not less than one (1) nor more than nine (9) members. Until the first annual meeting of the stockholders and until their successors have been elected and have qualified, the following named persons shall be the directors:

NAME	ADDRESS
Monroe Milstein	1830 Route 130 Burlington, New Jersey 08016
Stephen E. Milstein	1830 Route 130 Burlington, New Jersey 08016
Andrew Milstein	1830 Route 130 Burlington, New Jersey 08016

SIXTH: The names and addresses of the incorporators are as follows:

NAME	ADDRESS
Michael A. Barr	10 Bank Street White Plains, New York 10606
Maria R Fischetti	10 Bank Street White Plains, New York 10606

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twenty-second day of May, 2001.

/s/ Michael A Barr
Michael A Barr, Incorporator

/s/ Maria R. Fischetti
Maria R. Fischetti, Incorporator

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